UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 9, 2013
Date of Report (Date of earliest event reported)

Rentrak Corporation
(Exact name of Registrant as specified in its charter)

000-15159 (Commission File Number)
Oregon		93-0780536
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
7700 NE Ambassador Place
Portland, Oregon 97220
(Address of Principal Executive Offices and Zip Code)
503-284-7581
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On September 9, 2013, the board of directors (the “Board”) of Rentrak Corporation (“Rentrak”) elected David Boylan to the Board, effective as of September 9, 2013. Mr. Boylan will serve on the Board until his term expires at Rentrak’s 2014 Annual Meeting of Shareholders.
On September 13, 2013, Rentrak entered into a consulting agreement (the “Consulting Agreement”), dated effective as of September 13, 2013, with Mr. Boylan. The Consulting Agreement provides for:

•
A term expiring June 30, 2014, with automatic renewal for successive one-year periods unless either party gives notice of intent to terminate at least thirty (30) days prior to the end of the then-existing period or if Mr. Boylan no longer serves as a member of the Board as of the end of the then-existing period.

•	Compensation to Mr. Boylan of $7,000 per month.

•	Opportunities for Mr. Boylan to receive additional compensation on an annual basis in the form of cash bonuses, in the sole discretion of the Board.

•	Mr. Boylan to perform, as an independent contractor, the services to be agreed upon between Rentrak and Mr. Boylan and approved by the Board.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 13, 2013

RENTRAK CORPORATION

By:	/s/ David I. Chemerow
Name:	David I. Chemerow
Title:	Chief Operating Officer, Chief Financial Officer and Secretary

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